Advanced Series Trust
For the period ended 12/31/08
File number 811-5186

                               SUB-ITEM 77D-6

                            ADVANCED SERIES TRUST

                STATEMENT OF ADDITIONAL INFORMATION DATED
                               MAY 1, 2008
                     SUPPLEMENT DATED SEPTEMBER 19, 2008

This supplement sets forth changes to the Supplement, dated July 21, 2008 (the Supplement), to the Statement of Additional Information, dated May 1, 2008 (the SAI), of Advanced Series Trust (the Trust). The Portfolio of the Trust discussed in this supplement may not be available under your variable contract. For more information about the Portfolios available under your contract, please refer to your contract prospectus. The following should be read in conjunction with the SAI and should be retained for future reference. Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the SAI.

I. Additional Subadvisory Arrangements for AST Academic
Strategies Asset Allocation Portfolio

Certain additional changes with respect to the AST Academic Strategies Asset Allocation Portfolio (the Academic Strategies Portfolio) will go into effect as described below. In particular, the subadvisory arrangements with respect to Prudential Bache Asset Management Inc. (Bache) and Mellon Capital Management Corporation (Mellon Capital) are expected to become effective on or about September 22, 2008. In addition, the Board recently approved adding First Quadrant, L.P. (First Quadrant) and AlphaSimplex Group, LLC (AlphaSimplex) as subadvisers for the Academic Strategies Portfolio. The subadvisory arrangements with respect to First Quadrant and AlphaSimplex are expected to become effective on or about November 24, 2008. To reflect these changes, the following changes are to be made to the Supplement.

1. The following text is inserted at the end of Section II.B of the Supplement.

Subadviser                     Contractual Subadvisory Fee Rates
AlphaSimplex Group, LLC        0.80% of average daily net assets
                               to $500 million; and 0.65% of average
                               daily net assets exceeding $500 million
                               (Hedge Fund Replication only)

First Quadrant, L.P.           0.90% of average daily net assets
                               (Global Macro only)

2. The following text is inserted at the end of Section II.C of the Supplement.

The following tables set forth information about the Academic Strategies Portfolio and accounts other than the Academic Strategies Portfolio for which certain of such Portfolio's portfolio managers are primarily responsible for the day-to-day portfolio management as of the Trust's most recently completed fiscal year (i.e., December 31, 2007). The table shows, for each portfolio manager, the number of accounts managed and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. For each category, the number of accounts and total assets in the accounts whose fees are based on performance is indicated in italics typeface . The tables also set forth the dollar range of equity securities of each Portfolio of the Trust beneficially owned by such portfolio managers as of the Trust's most recently completed fiscal year (i.e., December 31, 2007).

The information will be provided in the following order:

SUBADVISER: Prudential Bache Asset Management Inc.
PORTFOLIO MANAGERS: Stephen Ilnitzki
REGISTERED INVESTMENT COMPANIES NO./$ AMOUNT: 0/$0
OTHER POOLED INVESTMENT VEHICLES NO./$ AMOUNT: 0/$0
OTHER ACCOUNTS NO./$ AMOUNT: 0/$0
OWNERSHIP OF PORTFOLIO $ RANGE: None

SUBADVISER: Mellon Capital Management Corporation
PORTFOLIO MANAGERS: Helen Potter
REGISTERED INVESTMENT COMPANIES NO./$ AMOUNT: 14/ $13.294 million
OTHER POOLED INVESTMENT VEHICLES NO./$ AMOUNT: 51/$19.162 million
OTHER ACCOUNTS NO./$ AMOUNT: 111/$31,263 million
OWNERSHIP OF PORTFOLIO $ RANGE: None

SUBADVISER: Mellon Capital Management Corporation
PORTFOLIO MANAGERS: James Stavena
REGISTERED INVESTMENT COMPANIES NO./$ AMOUNT: 14/ $13.294 million
OTHER POOLED INVESTMENT VEHICLES NO./$ AMOUNT: 51/$19.162 million
OTHER ACCOUNTS NO./$ AMOUNT: 111/$31,263 million
OWNERSHIP OF PORTFOLIO $ RANGE: None

SUBADVISER: AlphaSimplex Group, LLC
PORTFOLIO MANAGERS: Andrew W. Lo
REGISTERED INVESTMENT COMPANIES NO./$ AMOUNT: 1/$400,000,000
OTHER POOLED INVESTMENT VEHICLES NO./$ AMOUNT: 1/$134,085,379
OTHER ACCOUNTS NO./$ AMOUNT: 0/$0
OWNERSHIP OF PORTFOLIO $ RANGE: None

SUBADVISER: AlphaSimplex Group, LLC
PORTFOLIO MANAGERS: Jeremiah H. Chafkin
REGISTERED INVESTMENT COMPANIES NO./$ AMOUNT: 1/$400,000,000
OTHER POOLED INVESTMENT VEHICLES NO./$ AMOUNT: 1/$134,085,379
OTHER ACCOUNTS NO./$ AMOUNT: 0/$0
OWNERSHIP OF PORTFOLIO $ RANGE: None

SUBADVISER: First Quadrant, L.P.
PORTFOLIO MANAGERS: Ken Ferguson
REGISTERED INVESTMENT COMPANIES NO./$ AMOUNT: 2/$143,306,632
OTHER POOLED INVESTMENT VEHICLES NO./$ AMOUNT: 7/$648,368,747
OTHER ACCOUNTS NO./$ AMOUNT: 13/$10,185,103,293
OWNERSHIP OF PORTFOLIO $ RANGE: None

SUBADVISER: First Quadrant, L.P.
PORTFOLIO MANAGERS: Dori S. Levanoni
REGISTERED INVESTMENT COMPANIES NO./$ AMOUNT: None
OTHER POOLED INVESTMENT VEHICLES NO./$ AMOUNT: 7/$2,111,710,503
OTHER ACCOUNTS NO./$ AMOUNT: 17/$9,628,583,119
OWNERSHIP OF PORTFOLIO $ RANGE: None

SUBADVISER: First Quadrant, L.P.
PORTFOLIO MANAGERS: Dori S. Levanoni
REGISTERED INVESTMENT COMPANIES NO./$ AMOUNT: 2/$143,306,632
OTHER POOLED INVESTMENT VEHICLES NO./$ AMOUNT: 7/$648,368,747
OTHER ACCOUNTS NO./$ AMOUNT: 13/$10,185,103,293
OWNERSHIP OF PORTFOLIO $ RANGE: None

SUBADVISER: First Quadrant, L.P.
PORTFOLIO MANAGERS: Dori S. Levanoni
REGISTERED INVESTMENT COMPANIES NO./$ AMOUNT: None
OTHER POOLED INVESTMENT VEHICLES NO./$ AMOUNT: 7/$2,111,710,503
OTHER ACCOUNTS NO./$ AMOUNT: 17/$9,628,583,119
OWNERSHIP OF PORTFOLIO $ RANGE:


3. The following text is inserted at the end of Section II.D of the Supplement.

Set forth below, for each portfolio manager listed above, is an explanation of the structure of, and method(s) used by the relevant subadviser to determine, portfolio manager compensation. Also set forth below, for each portfolio manager listed above, is an explanation of any material conflicts of interest that may arise between a portfolio manager's management of the Academic Strategies Portfolio's investments and investments in other accounts.

Prudential Bache Asset Management Inc. (Bache)

Compensation

Bache's portfolio managers, as business unit managers within Prudential Financial, Inc.'s (Prudentia") Global Commodities Group, are compensated on the basis of salary plus discretionary bonus. The discretionary bonus component of each individual's compensation generally includes both a cash award and a long term incentive award, comprised of restricted equity and option securities of Prudential. This bonus payment as well as any possible increase in salary compensation is determined through a subjective process that evaluates numerous quantitative and qualitative factors, including individual and firm performance. While there is no particular weighting or formula for considering those factors, it should be noted that management intends to reflect the individual's performance on behalf of all Prudential companies -- rather than just the individual's efforts on behalf of Bache -- in his/her discretionary bonus.

Conflicts of Interest

Bache's officers and directors, including its Portfolio Managers, also serve as officers of other companies within Prudential's Global Commodities Group. As such, to varying extents, they may spend part of each work week supporting the operations of affiliated entities, including those of Prudential Bache Commodities, LLC (PBC, a futures commission merchant registered with the US Commodity Futures Trading Commission), Prudential Bache Securities LLC (a broker-dealer registered with the US Securities & Exchange Commission), Bache Commodities Limited (BCL, an investments firm authorized by the UK Financial Services Authority), PB Financial Services, Inc (a commodity trading firm dealing principally in over-the-counter metals transactions), PB Finance, Ltd (a financing firm and commodity swap counterparty), and PFDS Holdings, LLC (PFDS), parent to several of the group's operating companies (collectively, the "Affiliated Firms").

Bache's Portfolio Managers will utilize the services of BCL to support Bache's investment activities and the trade execution facilities of both BCL and PBC to execute the commodity futures transactions of Bache clients. From time to time, the proprietary and client accounts of these Affiliated Firms may take positions contrary, in whole or in part, to those established by Bache's Portfolio Managers.

[PAGE BREAK]

Bache clients enrolled in the Bache Total Return Strategy
Program should take note that the calculation of the commodity benchmark is controlled by Bache's parent, PFDS Holdings, LLC.

During the ordinary course of business, Bache's Portfolio Managers may direct the investment activities of multiple clients. Some accounts may be larger and/or pay higher fees than other accounts. In addition, if Bache's Portfolio Managers are for some reason presented with a limited investment opportunity (e.g., only a limited amount of a desired security is available for purchase in the marketplace), some clients may participate in that opportunity to a greater extent than others. However, Bache has implemented policies and procedures designed to ensure that, over time, all clients are treated in a fair and equitable manner.

Mellon Capital Management Corporation (Mellon Capital)

Compensation

The primary objectives of the Mellon Capital compensation plans are to:
Motivate and reward continued growth and profitability
Attract and retain high-performing individuals critical to the on-going success of Mellon Capital
Motivate and reward strong business/investment performance
Create an ownership mentality for all employees

The investment professionals' cash compensation is comprised primarily of a market-based base salary and (variable) incentives (annual and long term). An investment professional's base salary is determined by the employees' experience and performance in the role, taking into account the ongoing compensation benchmark analyses. A portfolio manager's base salary is generally a fixed amount that may change as a result of an annual review, upon assumption of new duties, or when a market adjustment of the position occurs. Funding for the Mellon Capital Annual Incentive Plan and Long Term Incentive Plan is through a pre-determined fixed percentage of overall Mellon Capital profitability. Therefore, all bonus awards are based initially on Mellon Capital's financial performance. The employees are eligible to receive annual cash bonus awards from the Annual Incentive Plan. Annual incentive opportunities are pre-established for each individual, expressed as a percentage of base salary ("target awards"). These targets are derived based on a review of competitive market data for each position annually. Annual awards are determined by applying multiples to this target award. Awards are 100% discretionary. Factors considered in awards include individual performance, team performance, investment performance of the associated portfolio(s) and qualitative behavioral factors. Other factors considered in determining the award are the asset size and revenue growth/retention of the products managed. Awards are paid in cash on an annual basis.

All key staff of Mellon Capital are also eligible to participate in the Mellon Capital Long Term Incentive Plan. These positions have a high level of accountability and a large impact on the success of the business due to the position's scope and overall responsibility. In addition, the participants have demonstrated a long-term performance track record and have the potential for a continued leadership role. This plan provides for an annual award, payable in cash after a three-year cliff vesting period. The value of the award increases during the vesting period based upon the growth in Mellon Capital's net income.

Mellon Capital's portfolio managers responsible for managing mutual funds are paid by Mellon Capital and not by the mutual funds. The same methodology described above is used to determine portfolio manager compensation with respect to the management of mutual funds and other accounts.

Mutual fund portfolio managers are also eligible for the standard retirement benefits and health and welfare benefits available to all Mellon Capital employees. Certain portfolio managers may be eligible for additional retirement benefits under several supplemental retirement plans that Mellon Capital provides to restore dollar-for-dollar the benefits of management employees that had been cut back solely as a result of certain limits due to the tax laws. These plans are structured to provide the same retirement benefits as the standard retirement benefits. In addition, mutual fund portfolio managers whose compensation exceeds certain limits may elect to defer a portion of their salary and/or bonus under The Bank of New York Mellon Corporation Deferred Compensation Plan for Employees.

Conflicts of Interest

At Mellon Capital, individual portfolio managers may manage multiple accounts for multiple clients. Mellon Capital manages potential conflicts between funds or with other types of accounts through allocation policies and procedures, internal review processes and oversight by select corporate officers. Mellon Capital has developed control procedures to ensure that no one client, regardless of type, is intentionally favored at the expense of another.

AlphaSimplex Group, LLC

Compensation

All AlphaSimplex investment professionals, including portfolio managers, may receive compensation in three ways: salary, year-end bonuses, and supplemental bonuses. The bonus amounts are decided by the AlphaSimplex Compensation Committee. As a retention tool, AlphaSimplex has implemented a three-year deferral of 30% of bonus amounts for senior professionals.

Conflicts of Interest

Conflicts of interest may arise in the allocation of investment opportunities and the allocation of aggregated orders among the Fund and other accounts managed by a portfolio manager. A portfolio manager potentially could give favorable treatment to some accounts for a variety of reasons, including favoring larger accounts, accounts that pay higher fees, accounts that pay performance-based fees, accounts of affiliated companies and accounts in which the portfolio manager has an interest. Such favorable treatment could lead to more favorable investment opportunities or allocations for some accounts. AlphaSimplex's goal is to meet its fiduciary obligation with respect to all clients and AlphaSimplex has adopted policies and procedures to mitigate the effects of the conflicts described above.

First Quadrant, L.P.

Compensation

First Quadrant compensates its investment professionals based upon a combination of performance factors, including the relative investment performance of the strategies they help to manage and their accomplishments and productivity in terms of achieving annual goals. There is no single employee of First Quadrant who acts as a sole portfolio manager, rather there is a team of investment professionals who manages the investment strategy used in the Academic Strategies Portfolio. Compensation levels, including annual performance bonuses, profit sharing, deferred compensation arrangements and ownership equity in First Quadrant are determined by the senior management team. In determining annual bonuses employees are evaluated using 1-year and multi-year performance periods. In addition to individual performance, overall firm performance and pre-tax revenues carries an important weight in the decision as well. First Quadrant implements a compensation policy specifically designed to attract and retain high caliber investment professionals as evidenced by the experience and background of the investment team and the low turnover rate of its members.

Conflicts of Interest

First Quadrant is aware that conflicts of interest may arise and that every effort should be made to prevent them. Should they develop, they must be corrected immediately. First Quadrant considers conflicts of interest, among other things, to be circumstances that would (i) compromise the impartiality and integrity of the services provided, (ii) disadvantage a client relative to other clients and (iii) create an advantage for the firm over a client, or for one client over another. The firm's structure and business activities are of a nature such that the potential for conflicts of interest has been minimized. Detailed information about First Quadrant is disclosed in its Form ADV, specifically in Part II; however, we would like to highlight the following: First Quadrant's investment approach is quantitative in nature. Computer models are the primary source of trading decisions and, although monitored daily, are not exposed to the levels of "subjectivity" risk that decisions made by individuals would be. Order aggregation and trade allocation are made on an objective basis and according to preset computerized allocations and standardized exceptions. The methodologies would normally consist of pro-rata or percentage allocation. The firm maintains and enforces personal trading policies and procedures, which have been designed to minimize conflicts of interest between client and employee trades.

[PAGE BREAK]

II. AST Mid-Cap Value Portfolio

On or about December 31, 2008, Gilbert Galle will no longer serve as a Portfolio Manager of AST Mid-Cap Value Portfolio ("the Portfolio") of Advanced Series Trust. Caldwell Calame will become a Portfolio Manager for the Portfolio at that time. To reflect this change, as of December 31, 2008, all references to Mr. Galle in the Statement of Additional Information ("SAI") are deleted. To further reflect this change, the AST Mid-Cap Value Portfolio table in the SAI under the heading Part I - Portfolio
Managers: Other Accounts is hereby deleted and replaced with the following:


                  AST MID-CAP VALUE PORTFOLIO*

SUBADVISER:   EARNEST Partners LLC
PORTFOLIO MANAGER:   Paul Viera
REGISTERED INVESTMENT COMPANIES:  9 registered investment companies with $1.875billion in total assets under management
OTHER POOLED INVESTMENT VEHICLES:  9 other pooled investment vehicle with $31.5 million in total assets under management 1 other
pooled investment vehicle with $2.7million in total assets under management OTHER ACCOUNTS: 273 other accounts with $12.096 billion in total assets under managemenb 11 other accounts with $861.3 million in total assets under management
OWNERSHIP OF FUND SECURITIES:   None



SUBADVISER:   WEDGE CapitalManagement, LLP
PORTFOLIO MANAGER:   Paul M. VeZolles
REGISTERED INVESTMENT COMPANIES: 5 registered investment companies with $412.9 million in total assets under management
OTHER POOLED INVESTMENT VEHICLES: 1 other pooled investment vehicle with $3.4 million in total assets under management
OTHER ACCOUNTS:  162 other accounts with $2.4 billion in total
Assets under management
OWNERSHIP OF FUND SECURITIES: None



SUBADVISER:    WEDGE CapitalManagement, LLP
PORTFOLIO MANAGER:   John Norman
REGISTERED INVESTMENT COMPANIES:   5 registered investment companies
with $412.9 million in total assets under management
OTHER POOLED INVESTMENT VEHICLES:   1 other pooled investment vehicle
with $3.4 million in total assets under management
OTHER ACCOUNTS:   162 other accounts with $2.4 billion in total assets
under management
OWNERSHIP OF FUND SECURITIES:  None



SUBADVISER:    WEDGE CapitalManagement, LLP
PORTFOLIO MANAGER:    Caldwell Calame
REGISTERED INVESTMENT COMPANIES:   5 registered investment companies
with $412.9 million in total assets under management
OTHER POOLED INVESTMENT VEHICLES:   1 other pooled investment vehicle
with $3.4 million in total assets under management
OTHER ACCOUNTS:   162 other accounts with $2.4 billion in total assets
under management
OWNERSHIP OF FUND SECURITIES:


*Account information current is as of December 31, 2007